UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________
FORM 8-K
___________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

VALIDUS HOLDINGS, LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	001-33606	98-0501001
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Richmond Road, Pembroke, Bermuda HM 08
(Address of principal executive offices)

(441) 278-9000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
A special general meeting of shareholders of Validus Holdings, Ltd. (“Validus”) was held on April 27, 2018. Proxies with regard to the matters voted upon at the special general meeting were solicited under Regulation 14A of the Securities Exchange Act of 1934, as amended. Set forth below is a brief description of each matter voted upon at the special general meeting and the results of voting on each such matter.
Proposal 1 — Approval of an amendment to the Validus bye-laws to reduce the shareholder vote required to approve a merger with any other company from the affirmative vote of 75% of the votes cast at a general meeting of the shareholders to a simple majority of the votes cast at a general meeting of the shareholders.

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,059,318	21,982	46,908	—
Proposal 2 — Approval of the Agreement and Plan of Merger, dated as of January 21, 2018, by and among American International Group, Inc., Venus Holdings Limited and Validus Holdings, Ltd., the statutory merger agreement required in accordance with Section 105 of the Bermuda Companies Act 1981, as amended, and the merger.

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,079,602	21,219	27,387	—
Proposal 3 — Approval on an advisory (non-binding) basis, of the compensation that may be paid or become payable to Validus’ named executive officers in connection with the merger referred to in Proposal 2.

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,694,148	30,120,744	313,316	—
Proposal 4 — Approval of an adjournment of the special general meeting, if necessary or appropriate, to solicit additional proxies, in the event that there are insufficient votes to approve Proposal 1 or Proposal 2 at the special general meeting.

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,615,051	3,486,516	26,641	—

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2018

VALIDUS HOLDINGS, LTD. (Registrant)
By:	/s/ Robert F. Kuzloski

Name:	Robert F. Kuzloski
Title:	Executive Vice President and General Counsel